EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Citigroup Commercial Mortgage Trust 2008-C7 (the "Trust"), Commercial Mortgage Pass-Through Certificates Series 2008-C7 (the "Certificates")

  I, Paul T. Vanderslice, a Managing Director of Citigroup Commercial Mortgage Securities Inc., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report of Citigroup Commercial Mortgage Trust 2008-C7 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with
    Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Capmark Finance Inc. as Master Servicer, Capmark Finance Inc. as
    Primary Servicer, Capmark Finance Inc. as Master Servicer for the CGM
    RRI Hotel Portfolio loan, Capmark Finance Inc. as Master Servicer for the Lincoln Square loan, Capmark Finance Inc. as Master Servicer for the Seattle Space Needle loan, Capmark Finance Inc. as Primary Servicer for the CGM RRI Hotel Portfolio loan, Capmark Finance Inc. as Primary Servicer for the Lincoln Square loan, Capmark Finance Inc. as Primary Servicer for the Seattle Space Needle loan, Deutsche Bank Trust Company Americas as Certificate Administrator for the CGM RRI Hotel Portfolio loan, Deutsche Bank Trust Company Americas as Certificate Administrator for the Lincoln Square loan, Deutsche Bank Trust Company Americas as Certificate Administrator for the Seattle Space Needle loan, First American Commercial Real Estate Services, Inc. as Sub-Contractor for Wachovia Bank, National Association, Bank of America, National Association, as successor by merger to LaSalle Bank, National
    Association as Trustee and Custodian for the Bush Terminal loan, Bank of America, National Association, as successor by merger to LaSalle
    Bank, National Association as Trustee and Custodian for the One Liberty Plaza loan, Bank of America, National Association, as successor by merger to LaSalle Bank, National Association as Trustee and Custodian for the Scottsdale Fashion Square loan, LNR Partners, Inc. as Special Servicer, LNR Partners, Inc. as Special Servicer for the Bush Terminal loan, LNR Partners, Inc. as Special Servicer for the CGM RRI Hotel Portfolio loan, LNR Partners, Inc. as Special Servicer for the Lincoln Square loan, LNR Partners, Inc. as Special Servicer for the One Liberty Plaza loan, LNR Partners, Inc. as Special Servicer for the Scottsdale Fashion Square loan, LNR Partners, Inc. as Special Servicer for the Seattle Space Needle loan, Midland Loan Services, Inc. as Master Servicer, Wachovia Bank, National Association as Master Servicer for the Bush Terminal loan, Wachovia Bank, National Association as Master Servicer for the One Liberty Plaza loan, Wachovia Bank, National Association as Master Servicer for the Scottsdale Fashion Square loan, Wells Fargo Bank, N.A. as Trustee, Wells Fargo Bank, N.A. as Trustee for the CGM RRI Hotel Portfolio loan, Wells Fargo Bank, N.A. as Trustee for the Lincoln Square loan, Wells Fargo Bank, N.A. as Trustee for the Seattle Space Needle loan and Zenta, LLC (f/k/a Global Realty Outsourcing Inc.) as Sub-Contractor for Wachovia Bank, National Association.

    Dated:   March 26, 2009


    /s/ Paul T. Vanderslice
    Signature

    Managing Director
    (senior officer in charge of securitization of the depositor)